Oppenheimer Small- & Mid-Cap Value Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for October 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Increase                        Increase
to Accumulatedto Accumulated Net
Increase to                 Net Investment Realized Loss
Paid-in Capital           Income          on Investments
-----------------------------------------------------------------------------------------------------------
$173,743       $5,219    $178,962

Oppenheimer Flexible Strategies Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for October 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Increase             Reduction
to Accumulatedto Accumulated Net
Reduction to        Net Investment Realized Loss
Paid-in Capital    Income          on Investments
-----------------------------------------------------------------------------------------------------------
$8,878,797                    $862,573             $8,016,224

Oppenheimer Global Allocation Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for October 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Reduction                     Increase
to Accumulatedto Accumulated Net
Net Investment Realized Loss
Income          on Investments
-----------------------------------------------------------------------------------------------------------
$44,142                  $44,142